                                                                    EXHIBIT 3.64

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE    PAGE 1

                        --------------------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "SHAMROCK BROADCASTING, INC.", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF SEPTEMBER, A.D. 1986, AT 1:01 O'CLOCK P.M.





                                             /s/ EDWARD J. FREEL
                             [SEAL]          -----------------------------------
                                             Edward J. Freel, Secretary of State

                                             AUTHENTICATION:   9386060

                                                       DATE:   11-04-98
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                          CERTIFICATE OF INCORPORATION

                                       OF

                          SHAMROCK BROADCASTING, INC.



         FIRST:  The name of the corporation is Shamrock Broadcasting, Inc.

         SECOND: The address of the registered office of the corporation in the State of Delaware is 1105 North Market Street, Post Office Box 1347, Wilmington, New Castle County, Delaware 19899. The name of the agent of the corporation at such address is Delaware Corporation Organizers, Inc.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of stock which the corporation is authorized to issue is one thousand (1,000) shares of common stock, having a par value of ten cents ($.10) per share.

         FIFTH: The business and affairs of the corporation shall be managed by the board of directors, and the directors need not be elected by ballot unless required by the by-laws of the corporation.

         SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to adopt,

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amend or repeal the by-laws.

        SEVENTH:   To the fullest extent permitted by the Delaware General
Corporation Law as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

        EIGHTH:    The incorporator is Siobain Mulhern, whose mailing address is 1105 North Market Street, P.O. Box 1347, Wilmington, Delaware 19899.

        IN WITNESS WHEREOF, the undersigned incorporator has signed this Certificate of Incorporation, September 18, 1986, for the purpose of forming this corporation under the laws of the State of Delaware.



                                        /s/ SIOBAIN M. MULHERN      (SEAL)
                                        ----------------------------
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                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE    PAGE 1

                        --------------------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CHANGE OF REGISTERED AGENT OF "SHAMROCK BROADCASTING, INC.", FILED IN THIS OFFICE ON THE TENTH DAY OF OCTOBER, A.D. 1986, AT 10 O'CLOCK A.M.





                                             /s/ EDWARD J. FREEL
                             [SEAL]          -----------------------------------
                                             Edward J. Freel, Secretary of State

                                             AUTHENTICATION: 9386059

                                                       DATE: 11-04-98

                   CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                      AND

                               REGISTERED OFFICE

                                   * * * * *


     SHAMROCK BROADCASTING, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     The present registered agent of the corporation is Delaware Corporation Organizers, Inc. and the present registered office of the corporation is in the county of New Castle.

     The Board of Directors of SHAMROCK BROADCASTING, INC. adopted the following resolution on the 30th day of September, 1986.

          Resolved, that the registered office of SHAMROCK BROADCASTING, INC. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

     IN WITNESS WHEREOF, Shamrock Broadcasting, Inc. has caused this statement to be signed by James R. Mixon, its Executive Vice President and attested by Karen K. Merrell, its Secretary, this 30th day of September, 1986.

                                           By /s/ JAMES R. MIXON
                                              ---------------------
                                              Executive Vice President
                                              James R. Mixon

ATTEST:

By: /s/ KAREN K. MERRELL
    --------------------
    Secretary
    Karen K. Merrell
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                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE    PAGE 1

                        --------------------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "SHAMROCK BROADCASTING, INC.", CHANGING ITS NAME FROM "SHAMROCK BROADCASTING, INC." TO "CHANCELLOR MEDIA/SHAMROCK BROADCASTING, INC.", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF OCTOBER, A.D. 1997, AT 4:30 O'CLOCK P.M.





                                             /s/ EDWARD J. FREEL
                             [SEAL]          -----------------------------------
                                             Edward J. Freel, Secretary of State

                                             AUTHENTICATION: 9386058

                                                       DATE: 11-04-98

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                          SHAMROCK BROADCASTING, INC.

     Pursuant to Section 242 of the General Incorporation Law of the State of Delaware, Shamrock Broadcasting, Inc. ("Corporation"), a Delaware corporation, hereby certifies that:

          1. The Certificate of Incorporation of the Corporation is hereby amended by deleting the present Article FIRST and inserting in lieu thereof a new Article FIRST, as follows:

               FIRST: The name of the Corporation (hereinafter sometimes referred to as the "Corporation") is:

               "CHANCELLOR MEDIA/SHAMROCK BROADCASTING, INC."

          2. The Board of Directors and Shareholders of the Corporation, by written consent, adopted, approved and ratified the foregoing Amendment.

     IN WITNESS WHEREOF, the Corporation has caused the Certificate of Amendment to be signed and executed in its corporate name by Omar Choucair, its Vice President, on this 17 day of October, 1997.



                                             SHAMROCK BROADCASTING, INC.,
                                             a Delaware Corporation



                                             By: /s/ OMAR CHOUCAIR
                                                 ------------------------
                                             Name: Omar Choucair
                                             Title: Vice President